Exhibit 99.1

Concur Reports Strong Revenue and Earnings Growth in First Quarter of Fiscal 2010

Company continues to invest against long-term global growth objectives; enters into new strategic alliances with leaders in corporate travel supply chain.

REDMOND, Wash., Feb. 3 – Concur (Nasdaq: CNQR), the world’s leading provider of on-demand Employee Spend Management services, today reported financial results for its first fiscal quarter ended December 31, 2009.

Concur reported total revenue for the first quarter of fiscal 2010 of $67.7 million. Total revenue for the quarter was up 16% from the year-ago quarter and up 4% from the prior quarter. Fiscal 2010 first quarter net income was $6.5 million, or $0.12 per share, exceeding company expectations. This compares to net income of $5.8 million, or $0.11 per share, in the year-ago quarter.

“I am very pleased with our performance as we executed exceptionally well across the business in the first quarter of fiscal 2010,” said Steve Singh, chairman and CEO of Concur. “We see a variety of opportunities to continue to grow our business substantively over the next five years. These vehicles include growing our customer base in the markets we currently serve, geographic expansion, addressing the emerging business sector, and of course continuing to deliver new innovative services that drive greater efficiency into the corporate travel supply chain. We are committed to investing aggressively against each of these long-term growth opportunities.”

Singh continued, “Against those opportunities, we are expanding our distribution capacity and enhancing our content strategy via global partnerships. The long-term global alliance with Amadeus expands our market reach and affords our clients greater choice and flexibility for managing corporate travel and expenses on a global basis. And our successful American Express relationship is extended with a global agreement with American Express Business Travel that offers clients one comprehensive corporate travel and expense management program. These partnerships further validate Concur’s industry-leading vision and are a testament to Concur’s commitment to be a global leader in travel and expense management.”

Financial Highlights

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Total revenue was $67.7 million for the first quarter of fiscal 2010, up 16% compared to the year-ago quarter, and up 4% sequentially. Revenues as reported herein include both Subscription revenue and Consulting and Other revenue as reported separately in prior periods.

•	Net income was $6.5 million, or $0.12 per share, for the first quarter of fiscal 2010, compared to $5.8 million, or $0.11 per share, for the year-ago quarter.

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Non-GAAP pretax income was $15.7 million, or $0.30 per share, for the first quarter of fiscal 2010, compared to $13.1 million, or $0.25 per share, for the year-ago quarter. Non-GAAP net income was $9.9 million, or $0.19 per share, for the first quarter of fiscal 2010, compared to $8.4 million, or $0.16 per share, for the year-ago quarter. Please refer to “About Concur’s Non-GAAP Financial Measures” below for an explanation of our non-GAAP financial measures used in this press release.

•	Non-GAAP operating margin was 23% for the first quarter of fiscal 2010, up from 21% for the year-ago quarter.

•	Cash flows from operations were $14.1 million for the first quarter of fiscal 2010, up 276% from the year-ago quarter.

Recent Business Highlights

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Concur entered into a long-term global strategic alliance with Amadeus, a leading global technology and distribution partner to the travel industry, to bring key technologies together for a combined travel and expense management solution and to extend both companies’ core offerings.

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Concur and American Express Business Travel, a leading provider of global travel management services and expertise, announced a global agreement that offers clients one comprehensive corporate travel and expense management program. This extends Concur’s successful relationship with American Express through the agreement previously announced with American Express’s Global Commercial Card business.

•	Concur signed global distribution and content agreements with Carlson Wagonlit Travel and Travelport, two industry-leading providers in the travel industry.

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Concur released Concur® Mobile for iPhone on the Apple App Store. Also available for BlackBerry and Windows Mobile devices, this powerful extension of Concur® Travel & Expense lets mobile workers change flights; book taxis, hotels or dining; capture expenses; and approve expense reports – all from their hand-held device – within policy while on the road.

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Concur ushered in a new era of on-demand services with the launch and immediate availability of Concur® Advantage services – a unique selection of value-added services and support – from project management through help desk support and everything in between – to help clients maximize the value of Concur solutions.

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Concur announced a significant milestone as the company’s client count reached the 10,000 plateau – a customer base that represents over $35 billion in employee spend – during its recently completed fiscal 2009.

•	Concur hosted clients and partners at Concur Fusion – the company’s premier client event of the year – February 1-4, 2010 in Boca Raton, Florida.

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Concur announced that Concur Travel & Expense featuring Concur Mobile was selected as the winner of the prestigious ‘Best Expense Management Service Provider’ award at London’s Business Travel Awards 2010. This award is one of the most valued and respected accolades within the business travel industry, reflecting the sentiments of some of the industry’s most important and influential people.

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Concur chairman and CEO Steve Singh was named to Business Travel Magazine’s 25 Most Influential Executives in the business travel Industry for 2009, and also appointed to serve as the new Chair for 2010 Board of Trustees of the NBTA Foundation, NBTA’s education and research foundation.

Business Outlook

The following statements are based on our current expectations and we do not undertake any duty to update them. These statements are forward-looking and inherently uncertain. Actual results may differ materially as a result of the factors identified below, the factors identified in our public filings made with the Securities and Exchange Commission, or other factors. Please also refer to “About Concur’s Non-GAAP Financial Measures” below for an explanation of our non-GAAP financial measures and a reconciliation of those measures to GAAP equivalents.

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Concur expects net income per share for the second quarter of fiscal 2010 to be $0.10, assuming an estimated effective tax rate of 36.5%, non-GAAP pre-tax income per share to be $0.27, and non-GAAP net income per share to be $0.17, assuming an estimated effective tax rate of 36.5%.

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Concur expects net income per share for fiscal 2010 to be $0.52, assuming an estimated effective tax rate of 36.5%, non-GAAP pre-tax income per share to be $1.27, and non-GAAP earnings per share to be $0.80, assuming an estimated effective tax rate of 36.5%.

•	Concur expects the fiscal 2010 non-GAAP operating margin to be 23% or more for the year as a whole.

•	Concur expects cash flows from operations in fiscal 2010 to be between $71 million and $74 million, and capital expenditures of approximately $16 million.

About Concur

Concur is the world’s leading provider of on-demand Employee Spend Management services. Trusted by thousands of organizations to reach millions of employees, Concur’s award-winning solutions streamline business travel and expense reporting, and improve invoice processing – delivering rapid ROI by helping companies increase efficiency, control employee spend and drive down operational costs. Learn more at www.concur.com.

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All company or product names are trademarks and/or registered trademarks of their respective owners.

This press release contains forward-looking statements that are inherently uncertain. These forward-looking statements, such as the statements made by Mr. Singh, are based on Concur’s current expectations and involve many risks and uncertainties that could cause actual results to differ materially from current expectations. Factors that could cause or contribute to actual results differing from current expectations include, but are not limited to: adverse economic or market conditions, such as the current economic downturn, which may cause customers and prospects to delay or reduce purchases of our products and services, cause customers to reduce business travel and correspondingly reduce the use of our products and services, reduce the ability of customers, channel partners, vendors and suppliers to fulfill their obligations to us, increase volatility of our stock price and foreign exchange rates, and otherwise adversely affect our operations and financial performance; potential delays in market adoption and penetration of our subscription service offerings; potential difficulties associated with our deployment and support of our products and services; our ability to manage expected growth of our subscription service offerings; the scalability of the hosting infrastructure for our subscription service offerings; potential increases in the rate of attrition of customers of our subscription service offerings; the level of investment in information technology by our customers; the level of business travel that may reduce the use of our products and services or inhibit new sales of our products and services; potential difficulties associated with strategic relationships and with development of new products and services; risks associated with expansion into new geographic markets; the lengthy sales cycle for our products and services; and uncertain market acceptance of recently-introduced or future products and services.

Please refer to the company’s public filings made with the Securities and Exchange Commission at www.sec.gov for additional and more detailed information on risk factors that could cause actual results to differ materially from current expectations. Concur assumes no obligation to update the forward-looking information contained in this press release.

Investor Contact:

John Torrey, Concur, 425-497-5986, john.torrey@concur.com

Press Contact:

Stefanie Johansen, Weber Shandwick for Concur, 425-452-5468, sjohansen@webershandwick.com

Concur Technologies, Inc.

Income Statements

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,
	2009	2008
Revenues	$67,653	$58,564

Expenses (1):
Cost of operations	20,171	17,874
Sales and marketing	20,772	17,562
Systems development and programming	6,890	6,192
General and administrative	7,714	7,188
Amortization of intangible assets	1,855	1,541

Total expenses	57,402	50,357

Operating income	10,251	8,207

Other income (expense):
Interest income	311	1,146
Interest expense	(103)	(133)
Other, net	(160)	(145)

Total other income, net	48	868

Income before income tax	10,299	9,075

Income tax expense	3,757	3,266

Net income	$6,542	$5,809

Net income per share available to common stockholders:
Basic	$0.13	$0.12
Diluted	0.12	0.11

Weighted average shares used in computing net income per share:
Basic	49,046	48,814
Diluted	52,519	51,760

(1) Includes share-based compensation as follows:
Cost of operations	$484	$384
Sales and marketing	1,707	1,003
Systems development and programming	500	433
General and administrative	808	683

Total share-based compensation	$3,499	$2,503

Concur Technologies, Inc.

Balance Sheets

(In thousands, except per share amounts)

(Unaudited)

	December 31, 2009	September 30, 2009
Assets

Current assets:
Cash and cash equivalents	$118,721	$119,185
Short-term investments	140,082	143,549
Restricted cash	4,524	3,599
Accounts receivable, net of allowance of $3,351 and $3,680	43,797	45,801
Deferred tax assets	23,275	24,570
Deferred costs and other assets	19,819	18,979

Total current assets	350,218	355,683
Non-current assets:
Property and equipment, net	33,551	33,999
Investments	4,045	4,045
Deferred costs and other assets	19,913	19,964
Intangible assets, net	42,344	44,383
Deferred tax assets	21,517	23,904
Goodwill	188,804	188,907

Total assets	$660,392	$670,885

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	$4,127	$3,638
Customer funding liabilities	42,945	56,424
Accrued compensation	8,576	17,508
Acquisition-related liabilities	—	902
Other accrued expenses and liabilities	10,462	10,539
Short-term debt	1,055	1,129
Deferred revenues	37,133	34,955

Total current liabilities	104,298	125,095
Non-current liabilities:
Long-term debt	—	199
Deferred rent	1,461	1,601
Deferred revenues	13,747	14,083
Tax liabilities	8,513	8,577

Total liabilities	128,019	149,555

Commitments and contingencies

Stockholders’ equity:
Convertible preferred stock, par value $0.001 per share	—	—
Authorized shares: 5,000; No shares issued or outstanding
Common stock, $0.001 par value per share	49	49
Authorized shares: 195,000
Shares issued and outstanding: 49,117 and 48,988
Additional paid-in capital	645,856	640,911
Accumulated deficit	(112,609)	(119,151)
Accumulated other comprehensive loss	(923)	(479)

Total stockholders’ equity	532,373	521,330

Total liabilities and stockholders’ equity	$660,392	$670,885

Concur Technologies, Inc.

Cash Flow Statements

(In thousands)

(Unaudited)

	Three Months Ended December 31,
	2009	2008
Operating activities:
Net income	$6,542	$5,809
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of intangible assets	1,855	1,541
Depreciation	4,132	4,036
Allowance for uncollectible accounts receivable	(329)	(480)
Share-based compensation expense	3,499	2,503
Deferred income taxes	3,384	2,669
Changes in operating assets and liabilities, net of effects from acquisition:
Accounts receivable	2,311	(865)
Deferred costs and other assets	(707)	(1,206)
Accounts payable	515	693
Accrued liabilities	(8,911)	(12,879)
Deferred revenues	1,858	1,947

Net cash provided by operating activities	14,149	3,768

Investing activities:
Purchases of investments	(37,259)	—
Maturities of investments	40,639	—
Decrease in customer funding liabilities, net of changes in restricted cash	(14,419)	(1,107)
Purchases of property and equipment	(3,645)	(5,602)
Payments for acquisition, net of cash acquired	(1,162)	(14)

Net cash used in investing activities	(15,846)	(6,723)

Financing activities:
Net proceeds from share-based award activity	1,114	1,836
Proceeds from employee stock purchase plan activity	285	350
Payments on repurchase of common stock	—	(54,773)
Repayments of debt and capital leases	(272)	(422)

Net cash provided by (used in) financing activities	1,127	(53,009)

Effect of foreign currency exchange rate changes on cash and cash equivalents	106	(2,103)

Net decrease in cash and cash equivalents	(464)	(58,067)
Cash and cash equivalents at beginning of period	119,185	267,725

Cash and cash equivalents at end of period	$118,721	$209,658

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share and margin data)

(Unaudited)

	Three Months Ended December 31,
	2009	2008
Operating income:
Operating income	$10,251	$8,207
Income from operations as a % of total revenue (Operating Margin)	15%	14%
Add back:
Share-based compensation expense	3,499	2,503
Amortization of intangible assets	1,855	1,541

Non-GAAP operating income	$15,605	$12,251

Non-GAAP operating income as a % of total revenue (Non-GAAP Operating Margin)	23%	21%

Net income:
Net income	$6,542	$5,809
Add back:
Share-based compensation expense, net of tax	3,499	2,503
Amortization of intangible assets, net of tax	1,855	1,541
Income tax expense	3,757	3,266

Non-GAAP pre-tax income	15,653	13,119
Income tax expense (1)	5,710	4,723

Non-GAAP net income	$9,943	$8,396

Diluted net income per share:
Diluted net income per share	$0.12	$0.11
Add back:
Share-based compensation expense	0.07	0.05
Amortization of intangible assets	0.04	0.03
Income tax expense	0.07	0.06

Non-GAAP diluted pre-tax income per share	0.30	0.25
Income tax expense (1)	0.11	0.09

Non-GAAP diluted net income per share	$0.19	$0.16

Shares used in calculation of diluted non-GAAP income per share:	52,519	51,760

(1) The effective tax rate used for the period:	36.5%	36.0%

CONCUR TECHNOLOGIES, INC.

About Concur’s Non-GAAP Financial Measures

This release contains non-GAAP financial measures. The tables above reconcile the non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with accounting principles generally accepted in the United States (“GAAP”).

Non-GAAP financial measures should not be considered as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. Concur’s non-GAAP financial measures do not reflect a comprehensive system of accounting, and they differ from GAAP measures with similar names and from non-GAAP financial measures with the same or similar names that are used by other companies. We strongly urge investors and potential investors in our securities to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures that are included in this release, and our consolidated financial statements, including the notes thereto, and the other financial information contained in our periodic filings with the Securities and Exchange Commission and not to rely on any single financial measure to evaluate our business.

Concur’s management believes that its non-GAAP financial measures provide useful information to investors because it allows investors to view the business through the eyes of management. Further, Concur believes that its non-GAAP financial measures provide meaningful supplemental information regarding Concur’s operating results because they exclude amounts that Concur excludes as part of its monitoring of operating results and assessing the performance of the business. In addition, Concur believes that its non-GAAP financial measures facilitate the comparison of results for current periods and the business outlook for future periods with results of past periods because the measures provide a special focus on the underlying operating performance of the business relative to expectations.

Concur presents the following non-GAAP financial measures in this release: non-GAAP operating income; non-GAAP operating margin; non-GAAP pre-tax income, non-GAAP net income, non-GAAP diluted pre-tax income per share and non-GAAP diluted net income share. Concur excludes the following items as noted from these non-GAAP financial measures:

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Share-based compensation. Concur’s non-GAAP financial measures exclude share-based compensation, which consist of expenses for stock options and restricted stock units (“RSU”). Concur excludes these expenses from its non-GAAP financial measures primarily because they are non-cash expenses that it does not consider part of ongoing operating results when assessing the performance of our business, and the exclusion of these expenses facilitates the comparison of results and business outlook for future periods with results for prior periods.

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Amortization of intangible assets. In accordance with GAAP, operating expenses include amortization of software and other technology assets, other purchased intangible assets such as customer lists and covenants not to compete. Concur excludes these items from its non-GAAP financial measures because they are non-cash expenses that Concur does not consider part of ongoing operating results when assessing the performance of our business, and Concur believes that doing so facilitates comparisons to its historical operating results and to the results of other companies in our industry, which have their own unique acquisition histories.

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Income tax expense. Concur excludes this expense from certain non-GAAP financial measures primarily because it is largely a non-cash expense that Concur does not consider a meaningful component of our operating results when assessing the performance of our business, and the exclusion of this expense facilitates the comparison of our business outlook for future periods with results for prior periods, which did not include income tax expense.

Except as noted below, Concur believes that all of the following considerations apply equally to each of the non-GAAP financial measures that we present:

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Concur’s management uses non-GAAP operating income (including the derived non-GAAP operating margin), non-GAAP pre-tax income, non-GAAP net income, non-GAAP diluted pre-tax income per share and non-GAAP diluted net income per share in internal reports used by management in monitoring and making decisions regarding Concur’s business. For example, these measures are used in monthly financial reports prepared for management, and in quarterly reports to Concur’s Board of Directors. Concur also uses non-GAAP pre-tax diluted income per share as a measure to determine executive cash incentive compensation, along with GAAP measures, such as revenue.

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Because share-based compensation, amortization of intangible assets and income tax expense are largely non-cash in nature, Concur believes that non-GAAP operating income, non-GAAP pre-tax income, non-GAAP net income, non-GAAP diluted pre-tax income per share and non-GAAP diluted net income per share provide a more focused view of the operations of its business. In particular, share-based compensation expense amounts are difficult to forecast, because the magnitude of the charges depends upon the volume and timing of stock option and RSU grants – which are unpredictable and can vary dramatically from period to period – and external factors such as interest rates and the trading price and volatility of Concur’s common stock. Excluding these amounts improves comparability of the performance of the business across periods.

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The principal limitation of Concur’s non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded. In addition, non-GAAP financial measures are subject to inherent limitations because they reflect the exercise of judgments by management about which charges are excluded from the non-GAAP financial measures.

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To mitigate this limitation, Concur presents its non-GAAP financial measures in connection with its GAAP results, and recommends that investors do not give undue weight to its non-GAAP financial measures. Concur notes that the dilutive effect of outstanding stock options is reflected in fully-diluted shares outstanding used in calculating GAAP net income per share, non-GAAP diluted pre-tax income per share and non-GAAP diluted net income per share.